CAMDEN PROPERTY TRUST ANNOUNCES 2020 OPERATING RESULTS,
2021 FINANCIAL OUTLOOK, AND FIRST QUARTER 2021 DIVIDEND

Houston, Texas (February 4, 2021) - Camden Property Trust (NYSE:CPT) (the "Company") announced today operating results for the three and twelve months ended December 31, 2020. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three and twelve months ended December 31, 2020 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended		Twelve Months Ended
	December 31		December 31
Per Diluted Share	2020	2019	2020	2019
EPS	$0.29	$0.95	$1.24	$2.22
FFO	$1.21	$1.24	$4.90	$5.04
AFFO	$1.00	$1.04	$4.13	$4.32

EPS, FFO and AFFO for the three and twelve months ended December 31, 2020 were negatively impacted by a $3.5 million or $0.035 per diluted share non-cash adjustment to retail straight-line rent receivables during the fourth quarter of 2020. In addition, the Company incurred approximately $14.8 million or $0.15 per diluted share of COVID-19 Related Impact for the twelve months ended December 31, 2020.

	Quarterly Growth	Sequential Growth	Year-To-Date Growth
Same Property Results*	4Q20 vs. 4Q19	4Q20 vs. 3Q20	2020 vs. 2019
Revenues	(0.1)%	(0.7)%	1.1%
Expenses	8.4%	(0.9)%	3.8%
Net Operating Income ("NOI")	(4.6)%	(0.5)%	(0.4)%

*Same property results exclude any COVID-19 Related Impact.

Same Property Results	4Q20	4Q19	3Q20
Occupancy	95.5%	96.2%	95.6%

For 2020, the Company defines same property communities as communities owned and stabilized since January 1, 2019, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

January Collections

Same Property Scheduled Rents*	January 2021	January 2020	4Q20	4Q19
Collected	96.4%	97.8%	98.6%	97.9%
Deferred/Payment Plan Arranged	—%	—%	—%	—%
Delinquent	3.6%	2.2%	1.4%	2.1%

*Rent is recognized as earned. The Company evaluates collectability on an ongoing basis and any accounts considered uncollectable are recorded against property revenues.

Retail revenues are not included above and comprise approximately 0.6% of total property revenues, excluding the negative impact of the $3.5 million non-cash adjustment to retail straight-line rent receivables during the fourth quarter of 2020. The Company collected 60% and 62% of its retail billings for the fourth quarter of 2020 and January 2021, respectively.

Operating Statistics - Same Property Portfolio

New Lease and Renewal Data - Date Signed (1) (2)	January 2021*	January 2020	4Q20(2)	4Q19(2)
New Lease Rates	(3.1)%	0.7%	(3.9)%	(0.3)%
Renewal Rates	3.0%	5.3%	2.9%	5.1%
Blended Rates	(0.2)%	3.1%	(0.9)%	2.1%

New Leases	1,604	1,417	1,374	1,350
Renewals	1,559	1,531	1,140	1,165
Total Leases	3,163	2,948	2,514	2,515

New Lease and Renewal Data - Date Effective (3) (4)	January 2021*	January 2020	4Q20(4)	4Q19(4)
New Lease Rates	(3.4)%	0.2%	(4.0)%	(0.4)%
Renewal Rates	2.9%	5.0%	2.6%	4.7%
Blended Rates	(1.0)%	2.4%	(1.1)%	1.9%

New Leases	1,540	1,395	1,490	1,398
Renewals	960	1,178	1,150	1,155
Total Leases	2,500	2,573	2,640	2,553

*Data as of February 2, 2021
(1) Average change in same property new lease and renewal rates vs. expiring lease rates when signed.
(2) Data represents average monthly leases signed during the period.
(3) Average change in same property new lease and renewal rates vs. expiring lease rates when effective.
(4) Data represents average monthly leases effective during the period.

Occupancy and Turnover Data	January 2021*	January 2020	4Q20	4Q19
Occupancy	95.7%	96.2%	95.5%	96.2%
Annualized Gross Turnover	46%	46%	46%	44%
Annualized Net Turnover	36%	37%	36%	36%

*Data as of February 2, 2021

Development Activity
During the quarter, construction was completed at Camden RiNo in Denver, CO and Camden Cypress Creek II (JV) in Cypress, TX, and leasing began at Camden North End II in Phoenix, AZ.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Cost	as of 2/3/2021
Camden Downtown I	Houston, TX	271	$131.2	59%
Camden RiNo	Denver, CO	233	78.9	70%
Camden Cypress Creek II (JV)	Cypress, TX	234	32.2	51%
Total		738	$242.3

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Estimated Cost	as of 2/3/2021
Camden North End II	Phoenix, AZ	343	$90.0	26%
Camden Lake Eola	Orlando, FL	360	125.0
Camden Buckhead	Atlanta, GA	366	160.0
Camden Hillcrest	San Diego, CA	132	95.0
Camden Atlantic	Plantation, FL	269	100.0
Camden Tempe II	Tempe, AZ	397	115.0
Camden NoDa	Charlotte, NC	387	105.0
Total		2,254	$790.0

Acquisition Activity
During the quarter, Camden acquired 4.1 acres of land in Durham, NC for $27.6 million for the future development of approximately 354 apartment homes.

Liquidity Analysis
As of December 31, 2020, Camden had approximately $1.3 billion of liquidity comprised of approximately $420 million in cash and cash equivalents and no amounts outstanding on its $900 million unsecured credit facility. The Company has no scheduled debt maturities until 2022, and at quarter-end had $325 million left to fund under its existing wholly-owned development pipeline.
As of December 31, 2020, Camden had outstanding letters of credit totaling approximately $12 million, which reduced the availability under its unsecured credit facility to $888 million.

Capital Market Transactions
During the quarter, the Company entered into a $40 million two-year unsecured floating rate term loan with an unrelated third party and used the net proceeds, together with cash on hand, to repay its $100 million unsecured term loan which was scheduled to mature in 2022.

Earnings Guidance
Camden provided initial earnings guidance for 2021 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for first quarter 2021 as detailed below.

	1Q21	2021
Per Diluted Share	Range	Range	Midpoint
EPS	$0.27 - $0.33	$0.71 - $1.11	$0.91
FFO	$1.20 - $1.26	$4.80 - $5.20	$5.00

		2021
Same Property Growth		Range	Midpoint
Revenues		(0.25)% - 1.75%	0.75%
Expenses		3.00% - 4.00%	3.50%
NOI		(2.70)% - 1.00%	(0.85)%

For 2021, the Company defines same property communities as communities owned and stabilized since January 1, 2020, excluding communities under redevelopment and properties held for sale. The Company defines properties under redevelopment as communities with capital expenditures that improve a community's cash flow and competitive position, through extensive unit, exterior building, common area, and amenity upgrades. Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2021 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Quarterly Dividend Declaration
Camden's Board of Trust Managers declared a first quarter 2021 dividend of $0.83 per common share. The dividend is payable on April 16, 2021 to shareholders of record as of March 31, 2021. In declaring the dividend, the Board of Trust Managers considered a number of factors, including the Company's past performance and future prospects, as described in this press release.

Conference Call
Friday, February 5, 2021 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 1538225
Webcast: https://services.choruscall.com/links/cpt210205.html

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 167 properties containing 56,850 apartment homes across the United States. Upon completion of 7 properties currently under development, the Company’s portfolio will increase to 59,104 apartment homes in 174 properties. Camden has been recognized as one of the 100 Best Companies to Work For® by FORTUNE magazine for 13 consecutive years, most recently ranking #18. The Company also received a Glassdoor Employees' Choice Award in 2020, ranking #25 for large U.S. companies.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
OPERATING DATA

Property revenues (a)	$261,554	$263,461	$1,043,837	$1,028,461

Property expenses
Property operating and maintenance	62,402	58,217	252,190	235,589
Real estate taxes	37,555	32,192	142,636	130,758
Total property expenses	99,957	90,409	394,826	366,347

Non-property income
Fee and asset management	3,351	2,847	10,800	8,696
Interest and other income	347	976	2,949	3,090
Income on deferred compensation plans	10,399	6,702	12,045	21,694
Total non-property income	14,097	10,525	25,794	33,480

Other expenses
Property management	5,841	6,386	24,201	25,290
Fee and asset management	1,273	1,737	3,954	5,759
General and administrative	13,274	13,174	53,624	53,201
Interest	24,072	20,168	91,526	80,706
Depreciation and amortization	91,925	85,540	367,162	336,274
Expense on deferred compensation plans	10,399	6,702	12,045	21,694
Total other expenses	146,784	133,707	552,512	522,924

Loss on early retirement of debt	(176)	(11,995)	(176)	(11,995)
Gain on sale of operating properties, including land	—	49,901	382	49,901
Equity in income of joint ventures	2,143	8,829	8,052	14,783
Income from continuing operations before income taxes	30,877	96,605	130,551	225,359
Income tax expense	(496)	(380)	(1,972)	(1,089)
Net income	30,381	96,225	128,579	224,270
Less income allocated to non-controlling interests	(1,188)	(1,211)	(4,668)	(4,647)
Net income attributable to common shareholders (b)	$29,193	$95,014	$123,911	$219,623

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$30,381	$96,225	$128,579	$224,270
Other comprehensive income
Unrealized loss on cash flow hedging activities	—	—	—	(12,998)
Unrealized loss and unamortized prior service cost on post retirement obligation	(318)	(449)	(318)	(449)
Reclassification of net loss (gain) on cash flow hedging activities, prior service cost and net loss on post retirement obligation	366	358	1,464	(11)
Comprehensive income	30,429	96,134	129,725	210,812
Less income allocated to non-controlling interests	(1,188)	(1,211)	(4,668)	(4,647)
Comprehensive income attributable to common shareholders	$29,241	$94,923	$125,057	$206,165

PER SHARE DATA

Total earnings per common share - basic	$0.29	$0.96	$1.24	$2.23
Total earnings per common share - diluted	0.29	0.95	1.24	2.22

Weighted average number of common shares outstanding:
Basic	99,422	99,055	99,385	98,460
Diluted	99,507	100,932	99,438	99,384
(a) We elected to combine lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended December 31, 2020, we recognized $261.6 million of property revenue which consisted of approximately $230.8 million of rental revenue, including the negative impact of $3.5 million related to the non-cash adjustment to retail straight-line rent receivables, and approximately $30.8 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.  This compares to property revenue of $263.5 million recognized for the three months ended December 31, 2019, made up of approximately $234.1 million of rental revenue and approximately $29.4 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. For the twelve months ended December 31, 2020, we recognized $1,043.8 million of property revenue which consisted of approximately $923.0 million of rental revenue, including the combined negative impact of $12.6 million related to the non-cash adjustment to retail straight-line rent receivables and the Resident Relief Funds, and approximately $120.8 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.  This compares to property revenue of $1,028.5 million recognized for the twelve months ended December 31, 2019, made up of approximately $911.1 million of rental revenue and approximately $117.4 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. Revenue related to utility rebilling to residents was $7.5 million and $6.9 million for the three months ended December 31, 2020 and 2019, respectively. For the twelve months ended December 31, 2020 we recognized $28.9 million of revenue related to utility rebilling to residents. This compares to revenue related to utility rebilling to residents of $26.3 million for the twelve months ended December 31, 2019.

(b) Net income attributable to common shareholders was negatively impacted for the three and twelve months ended December 31, 2020 by an approximate $3.5 million non-cash adjustment to retail straight-line rent receivables. Net income attributable to common shareholders was also negatively impacted for the twelve months ended December 31, 2020 by approximately $14.8 million of COVID-19 Related Impact, which consists of the Resident Relief Funds, Employee Relief Fund, direct COVID-19 expenses, and bonus paid to on-site employees. Please refer to page 29 of the supplement, footnote (a), for additional detail on the breakdown of the COVID-19 Related Impact.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
FUNDS FROM OPERATIONS

Net income attributable to common shareholders (a)	$29,193	$95,014	$123,911	$219,623
Real estate depreciation and amortization	89,504	83,137	357,489	328,045
Adjustments for unconsolidated joint ventures	2,550	2,251	9,483	8,987
Gain on sale of operating properties, net of tax	—	(49,901)	—	(49,901)
Gain on sale of unconsolidated joint venture property	—	(6,204)	—	(6,204)
Income allocated to non-controlling interests	1,188	1,289	4,849	4,838
Funds from operations	$122,435	$125,586	$495,732	$505,388

Less: recurring capitalized expenditures (b)	(21,619)	(21,109)	(77,525)	(72,172)

Adjusted funds from operations	$100,816	$104,477	$418,207	$433,216

PER SHARE DATA
Funds from operations - diluted	$1.21	$1.24	$4.90	$5.04
Adjusted funds from operations - diluted	1.00	1.04	4.13	4.32
Distributions declared per common share	0.83	0.80	3.32	3.20

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	101,255	100,932	101,186	100,332

PROPERTY DATA
Total operating properties (end of period) (c)	167	164	167	164
Total operating apartment homes in operating properties (end of period) (c)	56,850	56,107	56,850	56,107
Total operating apartment homes (weighted average)	49,270	48,875	49,128	48,549
(a) Net income attributable to common shareholders was negatively impacted for the three and twelve months ended December 31, 2020 by an approximate $3.5 million non-cash adjustment to retail straight-line rent receivables. Net income attributable to common shareholders was also negatively impacted for the twelve months ended December 31, 2020 by approximately $14.8 million of COVID-19 Related Impact, which consists of the Resident Relief Funds, Employee Relief Fund, direct COVID-19 expenses, and bonus paid to on-site employees. Please refer to page 29 of the supplement, footnote (a), for additional detail on the breakdown of the COVID-19 Related Impact.

(b) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(c) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
ASSETS
Real estate assets, at cost
Land	$1,225,214	$1,216,942	$1,206,656	$1,206,130	$1,199,384
Buildings and improvements	7,763,748	7,677,676	7,597,165	7,547,150	7,404,090
	8,988,962	8,894,618	8,803,821	8,753,280	8,603,474
Accumulated depreciation	(3,034,186)	(2,944,769)	(2,857,124)	(2,770,848)	(2,686,025)
Net operating real estate assets	5,954,776	5,949,849	5,946,697	5,982,432	5,917,449
Properties under development, including land	564,215	522,664	514,336	467,288	512,319
Investments in joint ventures	18,994	20,992	21,735	22,318	20,688
Total real estate assets	6,537,985	6,493,505	6,482,768	6,472,038	6,450,456
Accounts receivable – affiliates	20,158	20,152	21,432	20,344	21,833
Other assets, net (a)	216,276	217,534	211,823	196,544	248,716
Cash and cash equivalents	420,441	589,614	601,584	22,277	23,184
Restricted cash	4,092	3,918	4,093	4,367	4,315
Total assets	$7,198,952	$7,324,723	$7,321,700	$6,715,570	$6,748,504

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$3,166,625	$3,225,799	$3,224,871	$2,606,876	$2,524,099
Accounts payable and accrued expenses	175,608	183,654	167,453	156,841	171,719
Accrued real estate taxes	66,156	87,159	62,499	32,365	54,408
Distributions payable	84,147	84,137	84,138	84,112	80,973
Other liabilities (b)	189,829	177,967	172,172	164,052	215,581
Total liabilities	3,682,365	3,758,716	3,711,133	3,044,246	3,046,780

Equity
Common shares of beneficial interest	1,069	1,068	1,068	1,069	1,069
Additional paid-in capital	4,581,710	4,577,813	4,574,387	4,569,995	4,566,731
Distributions in excess of net income attributable to common shareholders	(791,079)	(737,556)	(689,809)	(623,570)	(584,167)
Treasury shares, at cost	(341,412)	(341,831)	(341,637)	(342,778)	(348,419)
Accumulated other comprehensive income (loss) (c)	(5,383)	(5,431)	(5,797)	(6,163)	(6,529)
Total common equity	3,444,905	3,494,063	3,538,212	3,598,553	3,628,685
Non-controlling interests	71,682	71,944	72,355	72,771	73,039
Total equity	3,516,587	3,566,007	3,610,567	3,671,324	3,701,724
Total liabilities and equity	$7,198,952	$7,324,723	$7,321,700	$6,715,570	$6,748,504

(a) Includes net deferred charges of:	$2,299	$2,686	$3,031	$3,399	$3,658

(b) Includes deferred revenues of:	$284	$314	$344	$375	$408

(c) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net gain (loss) on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income attributable to common shareholders (a)	$29,193	$95,014	$123,911	$219,623
Real estate depreciation and amortization	89,504	83,137	357,489	328,045
Adjustments for unconsolidated joint ventures	2,550	2,251	9,483	8,987
Income allocated to non-controlling interests	1,188	1,289	4,849	4,838
Gain on sale of operating properties, net of tax	—	(49,901)	—	(49,901)
Gain on sale of unconsolidated joint venture property, net of tax	—	(6,204)	—	(6,204)
Funds from operations	$122,435	$125,586	$495,732	$505,388

Less: recurring capitalized expenditures	(21,619)	(21,109)	(77,525)	(72,172)

Adjusted funds from operations	$100,816	$104,477	$418,207	$433,216

Weighted average number of common shares outstanding:
EPS diluted	99,507	100,932	99,438	99,384
FFO/AFFO diluted	101,255	100,932	101,186	100,332

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Total Earnings Per Common Share - Diluted	$0.29	$0.95	$1.24	$2.22
Real estate depreciation and amortization	0.88	0.82	3.53	3.27
Adjustments for unconsolidated joint ventures	0.03	0.02	0.09	0.08
Income allocated to non-controlling interests	0.01	—	0.04	0.03
Gain on sale of operating properties, net of tax	—	(0.49)	—	(0.50)
Gain on sale of unconsolidated joint venture property, net of tax	—	(0.06)	—	(0.06)
FFO per common share - Diluted	$1.21	$1.24	$4.90	$5.04

Less: recurring capitalized expenditures	(0.21)	(0.20)	(0.77)	(0.72)

AFFO per common share - Diluted	$1.00	$1.04	$4.13	$4.32

(a) Net income attributable to common shareholders was negatively impacted for the three and twelve months ended December 31, 2020 by an approximate $3.5 million non-cash adjustment to retail straight-line rent receivables. Net income attributable to common shareholders was also negatively impacted for the twelve months ended December 31, 2020 by approximately $14.8 million of COVID-19 Related Impact. The COVID-19 Related Impact for the twelve months ended December 31, 2020 was comprised of $9.5 million related to the Resident Relief Funds, which were established in April 2020. Of this amount, approximately $9.1 million was paid to residents at our wholly-owned communities and was recorded as a reduction of property revenues, and approximately $1.3 million of Resident Relief Funds paid to residents of the operating communities owned by our unconsolidated joint ventures, of which, we recognized our ownership interest of $0.4 million in equity in income of joint ventures. Additionally, we incurred approximately $4.5 million of COVID-19 expenses at our operating communities during the second and third quarters of 2020, which included $2.8 million of bonuses paid to on-site employees who provided essential services during the pandemic and $1.7 million in other directly-related COVID-19 expenses for the twelve months ended December 31, 2020. We also incurred approximately $0.8 million related to the Employee Relief Fund we established to help our employees impacted by COVID-19 for the twelve months ended December 31, 2020.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, on properties not currently held for sale due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	1Q21	Range	2021	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.27	$0.33	$0.71	$1.11
Expected real estate depreciation and amortization	0.89	0.89	3.94	3.94
Expected adjustments for unconsolidated joint ventures	0.03	0.03	0.10	0.10
Expected income allocated to non-controlling interests	0.01	0.01	0.05	0.05
Expected FFO per share - diluted	$1.20	$1.26	$4.80	$5.20

Note: This table contains forward-looking statements. Please see paragraph regarding forward-looking statements earlier in this document.

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 12 of the supplement. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Net income (a)	$30,381	$96,225	$128,579	$224,270
Less: Fee and asset management income	(3,351)	(2,847)	(10,800)	(8,696)
Less: Interest and other income	(347)	(976)	(2,949)	(3,090)
Less: Income on deferred compensation plans	(10,399)	(6,702)	(12,045)	(21,694)
Plus: Property management expense	5,841	6,386	24,201	25,290
Plus: Fee and asset management expense	1,273	1,737	3,954	5,759
Plus: General and administrative expense	13,274	13,174	53,624	53,201
Plus: Interest expense	24,072	20,168	91,526	80,706
Plus: Depreciation and amortization expense	91,925	85,540	367,162	336,274
Plus: Expense on deferred compensation plans	10,399	6,702	12,045	21,694
Plus: Loss on early retirement of debt	176	11,995	176	11,995
Less: Gain on sale of operating properties, including land	—	(49,901)	(382)	(49,901)
Less: Equity in income of joint ventures	(2,143)	(8,829)	(8,052)	(14,783)
Plus: Income tax expense	496	380	1,972	1,089
NOI (b) (c) (d)	$161,597	$173,052	$649,011	$662,114

"Same Property" Communities	$143,953	$150,819	$581,631	$584,056
Non-"Same Property" Communities	20,551	18,992	81,830	66,580
Development and Lease-Up Communities	15	15	(724)	2
COVID-19 Related Impact (b) (c)	—	—	(13,614)	—
Dispositions/Other	(2,922)	3,226	(112)	11,476
NOI (b) (c) (d)	$161,597	$173,052	$649,011	$662,114

(a) Net income was negatively impacted for the three and twelve months ended December 31, 2020 by an approximate $3.5 million non-cash adjustment to retail straight-line rent receivables. Net income was also negatively impacted for the twelve months ended December 31, 2020 by approximately $14.8 million of COVID-19 Related Impact, which consists of the Resident Relief Funds, Employee Relief Fund, direct COVID-19 expenses, and bonus paid to on-site employees. Please refer to page 29 of the supplement, footnote (a), for additional detail on the breakdown of the COVID-19 Related Impact.

(b) Two Resident Relief Funds were established for residents experiencing financial losses caused by the COVID-19 pandemic, and paid out approximately $9.1 million to approximately 7,100 Camden residents of our wholly-owned communities. All charges related to these funds were recognized as a reduction of revenue for the twelve months ended December 31, 2020.

(c) The Company incurred approximately $4.5 million of COVID-19 expenses at our operating communities for the twelve months ended December 31, 2020, which included $2.8 million of bonuses paid to on-site employees who provided essential services during the pandemic and $1.7 million in other directly-related COVID-19 expenses.

(d) For the three and twelve months ended December 31, 2020, NOI is negatively impacted by an approximate $3.5 million non-cash adjustment to retail straight-line rent receivables.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, loss on early retirement of debt, income (loss) allocated to non-controlling interests, non-cash retail straight-line rent receivables adjustment, and direct COVID-19 Related Impact. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDA is Adjusted EBITDA as reported for the period multiplied by 4 for quarter results. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Net income attributable to common shareholders (a)	$29,193	$95,014	$123,911	$219,623
Plus: Interest expense	24,072	20,168	91,526	80,706
Plus: Depreciation and amortization expense	91,925	85,540	367,162	336,274
Plus: Income allocated to non-controlling interests	1,188	1,211	4,668	4,647
Plus: Income tax expense	496	380	1,972	1,089
Plus: COVID-19 Related Impact (b)	—	—	14,364	—
Plus: Retail straight-line rent receivables adjustment (c)	3,519	—	3,519	—
Less: Gain on sale of operating properties, including land	—	(49,901)	(382)	(49,901)
Plus: Loss on early retirement of debt	176	11,995	176	11,995
Less: Equity in income of joint ventures	(2,143)	(8,829)	(8,052)	(14,783)
Adjusted EBITDA	$148,426	$155,578	$598,864	$589,650
Annualized Adjusted EBITDA	$593,704	$622,312	$598,864	$589,650
(a) Net income attributable to common shareholders was negatively impacted for the three and twelve months ended December 31, 2020 by an approximate $3.5 million non-cash adjustment to retail straight-line rent receivables. Net income attributable to common shareholders was also negatively impacted for the twelve months ended December 31, 2020 by approximately $14.8 million of COVID-19 Related Impact, which consists of the Resident Relief Funds, Employee Relief Fund, direct COVID-19 expenses, and bonus paid to on-site employees. Please refer to page 29 of the supplement, footnote (a), for additional detail on the breakdown of the COVID-19 Related Impact.

(b) Approximately $14.4 million of the stated COVID-19 Related Impact, which consists of the Resident Relief Funds, Employee Relief Fund, direct COVID-19 expenses, and bonus paid to on-site employees, has been added back to the Adjusted EBITDA calculation for the twelve months ended December 31, 2020.

(c) During 4Q20, we took an approximately $3.5 million negative non-cash adjustment to retail straight-line rent receivables as a result of our assessing collectability by tenant and determining it was no longer probable substantially all leasing revenue would be collected from certain retail tenants. This adjustment as been added back to the Adjusted EBITDA calculation for the three and twelve months ended December 31, 2020.

Net Debt to Annualized Adjusted EBITDA

The Company believes Net Debt to Annualized Adjusted EBITDA to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net debt and computes the ratio to Adjusted EBITDA for the following periods:

Net Debt:

	Average monthly balance for the		Average monthly balance for the
	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Unsecured notes payable	$3,166,316	$2,494,525	$3,062,587	$2,332,764
Secured notes payable	—	—	—	90,699
Total debt	3,166,316	2,494,525	3,062,587	2,423,463
Less: Cash and cash equivalents	(403,119)	(49,696)	(376,114)	(100,815)
Net debt	$2,763,197	$2,444,829	$2,686,473	$2,322,648
Net Debt to Annualized Adjusted EBITDA:

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Net debt	$2,763,197	$2,444,829	$2,686,473	$2,322,648
Annualized Adjusted EBITDA	593,704	622,312	598,864	589,650
Net Debt to Annualized Adjusted EBITDA	4.7x	3.9x	4.5x	3.9x

CAMDEN	2021 FINANCIAL OUTLOOK
AS OF FEBRUARY 4, 2021

(Unaudited)

Earnings Guidance - Per Diluted Share
Expected FFO per share - diluted	$4.80 - $5.20

"Same Property" Communities
Number of Units - 2021	45,490
2020 Base Net Operating Income	$608 million
Total Revenue Growth	(0.25)% - 1.75%
Total Expense Growth	3.00% - 4.00%
Net Operating Income Growth	(2.70)% - 1.00%
Impact from 1% change in NOI Growth is approximately $0.060 / share

Capitalized Expenditures
Recurring	$70 - $74 million
Revenue Enhancing Capex and Repositions (a)	$58 - $62 million

Acquisitions/Dispositions
Acquisition Volume (consolidated on balance sheet)	$400 - $500 million
Disposition Volume (consolidated on balance sheet)	$400 - $500 million

Development
Development Starts (consolidated on balance sheet)	$120 - $320 million
Development Spend (consolidated on balance sheet)	$285 - $315 million

Equity in Income of Joint Ventures (FFO)	$18 - $20 million

Non-Property Income
Non-Property Income	$10 - $12 million
Includes: Fee and asset management income and interest and other income

Corporate Expenses
General and Administrative Expense	$54 - $58 million
Property Management Expense	$23 - $25 million
Fee and Asset Management Expense	$4 - $6 million
Corporate G&A Depreciation/Amortization	$9 - $11 million

Capital
Expected Capital Transactions	$0 - $400 million
Expensed Interest	$97 - $101 million
Capitalized Interest	$15 - $17 million
(a) Revenue Enhancing Capex and Repositions are capital expenditures that improve a community's cash flow and competitive position, typically kitchen and bath upgrades or other new amenities, including our smart access solution.

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document. Additionally, please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.